                                                                    Exhibit 23.1


                WEINSTEIN
                    SPIRA
                & COMPANY

 2200 FIVE GREENWAY PLAZA
     HOUSTON, TEXAS 77046
        Tel: 713.622.7000
        Fax: 713.622.9535
E-MAIL@WEINSTEINSPIRA.COM
   www.weinsteinspira.com






             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



   We consent to the incorporation by reference in this Registration Statement for 58,000 shares of common stock of Surgicare, Inc. (the "Company") on Form S-8 of our report dated March 4, 2002, on our audit of the consolidated financial statements of Surgicare, Inc. as of December 31, 2001 and 2000, which report is included in the Company's Annual Report on Form 10-KSB.





   WEINSTEIN SPIRA & COMPANY, P.C.
   Houston, Texas
   April 17, 2002